John Deere Owner Trust 2001	Exhibit 99.2
Statement to Noteholders

$281,000,000 Class A-1 2.19% Asset Backed Notes due November 15, 2002
$202,000,000 Class A-2 2.56% Asset Backed Notes due February 17, 2004
$315,000,000 Class A-3 3.26% Asset Backed Notes due October 17, 2005
$98,640,000 Class A-4 3.78% Asset Backed Notes due September 15, 2008
$34,935,802 Asset Backed Certificates

Payment Date:	15-May-02

(1) Amount of principal being paid on the Notes:
(a) A-1 Notes:	$37,967,867.43
per $1,000 original principal amount:	$135.12
(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) Total	$37,967,867.43

(2) Interest on the Notes
(a) A-1 Notes:	$132,624.29
per $1,000 original principal amount:	$0.47
(b) A-2 Notes:	$430,933.33
per $1,000 original principal amount:	$2.13
(c) A-3 Notes:	$855,750.00
per $1,000 original principal amount:	$2.72
(d) A-4 Notes:	$310,716.00
per $1,000 original principal amount:	$3.15
(e) Total	$1,730,023.62

(3) After giving effect to distributions on current Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$34,702,978.89
(ii) A-1 Note Pool Factor:	0.1234981
(b) (i) outstanding principal amount of A-2 Notes:	$202,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000
(c) (i) outstanding principal amount of A-3 Notes:	$315,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$98,640,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) Certificate Balance	$25,338,038.14
(ii) Certificate Pool Factor:	0.7252743

(4) Note Value at the end of the related Collection Period	$675,681,017.05

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$665,508,113.49

(6) Amount of Servicing Fee:	$586,232.20
per $1,000 original principal amount:	0.62929093

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$16,302,577.00
Specified Reserve Account Balance:	$16,302,577.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$62,742.18

(11) Amount of Payments that are more than 60 days past due:	$1,276,397.00